SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:                        October 22, 2001
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                             (Date of earliest event reported)

                            Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)

           Delaware                    1-11661                   13-3447441
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   (State of Incorporation)     (Commission File Number)     (I.R.S. Employer
                                                            Identification No.)

                 101 Hudson Street
              Jersey City, New Jersey                         07302
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     (Address of Principal Executive Offices)              (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000

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ITEM 5.  Other Events

     On October 22, 2001, Lehman ABS Corporation ("LABS") transferred $4,000,000 aggregate principal amount of 7% Notes due March 15, 2028 (the "Underlying Securities") to the Corporate Backed Trust Certificates, Goodyear Tire & Rubber Note-Backed Series 2001-34 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Goodyear Tire & Rubber Note-Backed Series 2001-34 (the "Certificates"), issued pursuant to a
Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of September 6, 2001 (the "Series Supplement"), a supplement to the Series Supplement, dated as of September 19, 2001 (the "First Supplement") and a supplement to the Series Supplement, dated as of October 22, 2001 (the "Second Supplement" and, together with the Standard Terms, the Series Supplement and the First Supplement, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated October 12, 2001 (the "Underwriting Agreement"), between LABS and Lehman, as underwriter.

ITEM 7.  Financial Statements and Exhibits

(a)      Financial Statements - Not Applicable

(b)      Pro Forma Financial Information - Not Applicable

(c)      Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                        Description
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          4.1           Supplement to the Series Supplement, dated as of
                        October 22, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LEHMAN ABS CORPORATION


                                       By: /s/ Rene Canezin
                                          ------------------------------------
                                          Name:   Rene Canezin
                                          Title:  Senior Vice President

Date:  October 22, 2001

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                               INDEX TO EXHIBITS

Exhibit No.                         Description
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         4.1           Supplement to the Series Supplement, dated as of
                       October 22, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.